UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2002

RANCON REALTY FUND IV,
A CALIFORNIA LIMITED PARTNERSHIP

(Exact name of Registrant as Specified in Charter)

California	0-14207	33-0016355

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 18, 2002, the General Partner of Rancon Realty Fund IV, a California Limited Partnership (“Rancon”) engaged KPMG LLP (“KPMG”) to serve as Rancon’s independent public accountants for the fiscal year ending December 31, 2002 to replace Arthur Andersen LLP (“Arthur Andersen”), Rancon’s former independent public accountants.

Arthur Andersen’s reports on Rancon’s consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen’s report on Rancon’s consolidated financial statements for the fiscal year ended December 31, 2001 was issued on an unqualified basis in conjunction with the publication of Rancon’s Annual Report on Form 10-K.

During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Rancon’s consolidated financial statements for such fiscal years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K, Rancon is required to provide Arthur Andersen with a copy of the foregoing disclosures and to file as an exhibit a letter from Arthur Andersen stating whether it agrees with the statements made in this Item. Rancon provided Arthur Andersen with a copy of the foregoing disclosures. Arthur Andersen advised Rancon that it has ceased furnishing such letters. Item 304T(b)(2) of Regulation S-K provides that if an issuer cannot obtain such a letter after reasonable efforts, compliance with Item 304(a)(3) is not required. After reasonable efforts, Rancon was not able to obtain such a letter; accordingly, no such letter has been filed herewith.

During the fiscal years ended December 31, 2001 and 2000 and through the date hereof, Rancon did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rancon’s consolidated financial statements, or any other matter that was the subject of a disagreement or a reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCON REALTY FUND IV, a California limited partnership

By: Rancon Financial Corporation a California corporation, its General Partner

Date: July 25, 2002	By:	/s/ DANIEL L. STEPHENSON

Daniel L. Stephenson, President

Date: July 25, 2002	By:	/s/ DANIEL L. STEPHENSON

Daniel L. Stephenson, General Partner